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                                                                     Exhibit 1.1

                                                               EXECUTION VERSION

                      NAVISTAR FINANCIAL 2002-B OWNER TRUST

                         $850,000,000 Asset Backed Notes

                NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

                                    (SELLER)

                             UNDERWRITING AGREEMENT

                                                                November 6, 2002

J.P. Morgan Securities Inc.
as Representative of the
Several Underwriters named
on Schedule 1 hereto,
270 Park Avenue
New York, New York 10017

Dear Sirs:

          Navistar Financial Retail Receivables Corporation, a Delaware corporation (the "Seller"), proposes to form a Delaware statutory trust, Navistar Financial 2002-B Owner Trust (the "Trust"), pursuant to a Trust Agreement (the "Trust Agreement") to be dated as of the Closing Date (as hereinafter defined), between the Seller and Chase Manhattan Bank USA, National Association, as owner trustee (the "Owner Trustee"), which will issue (i) $162,000,000 principal amount of its Class A-1 1.62% Asset Backed Notes (the "Class A-1 Notes"), (ii) $230,000,000 principal amount of its Class A-2 1.92% Asset Backed Notes (the "Class A-2 Notes"), (iii) $215,000,000 principal amount of its Class A-3a Floating Rate Asset Backed Notes (the "Class A-3a Notes"),
(iv) $25,000,000 principal amount of its Class A-3b 2.64% Asset Backed Notes (the "Class A-3b Notes), (v) $184,000,000 principal amount of its Class A-4 3.52% Asset Backed Notes (the "Class A-4 Notes"; together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3a Notes and the Class A-3b Notes, the "Class A Notes") and (v) $34,000,000 principal amount of its 5.27% Class B Notes (the "Class B Notes"; together with the Class A Notes, the "Notes") pursuant to an Indenture to be dated as of the Closing Date (the "Indenture") between the Trust and The Bank of New York, as indenture trustee (the "Indenture Trustee"). The Trust will also issue one or more certificates (the "Certificates") to the Seller representing the equity of the Trust. The assets of the Trust will include, among other things, a pool of commercial retail notes evidencing loans secured by new and used medium and heavy duty trucks, truck chassis, buses and trailers and a beneficial ownership interest in a pool of retail leases of new and used medium and heavy duty trucks, truck chassis, buses and trailers (the "Receivables"), certain monies due or received thereunder on or after (i) for the Initial Receivables, October 1, 2002 and (ii) for any Subsequent Receivables, the date designated by the Seller that precedes the related Subsequent Transfer Date (in each case, the "Cutoff Date"), in the case of retail notes, security interests in the vehicles financed thereby, and, in the case of retail leases, a beneficial ownership interest in the vehicles subject thereto, certain accounts,

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including monies on deposit in the Reserve Account, the Pre-Funding Account and the Negative Carry Account and the proceeds thereof, the proceeds, if any, of Dealer Liability, International Purchase Obligations and any Guaranties, the proceeds from claims on certain insurance policies, rights under the Interest Rate Swap, the benefits of any lease assignments and the rights of the Seller under the Purchase Agreement, including rights under the Titling Trust Documents and the Lease Purchase Agreement. The Initial Receivables will be transferred to the Trust by the Seller in exchange for the Notes and the Certificates pursuant to a Pooling Agreement (the "Pooling Agreement") to be dated as of the Closing Date between the Seller and the Trust, and the Receivables will be serviced for the Trust by Navistar Financial Corporation (in its capacity as Servicer, the "Servicer") pursuant to a Servicing Agreement (the "Servicing Agreement") to be dated as of the Closing Date among the Seller, the Servicer, the Trust, the Portfolio Trustee, the Collateral Agent and certain other parties. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Pooling Agreement.

          This is to confirm the agreement concerning the purchase of the Notes from the Seller by the several Underwriters named in Schedule 1 hereto (the "Underwriters").

          1. Representations, Warranties and Agreements of Nfc and the Seller. Navistar Financial Corporation ("NFC") and the Seller jointly and severally represent and warrant to and agree with the several Underwriters that:

          (a) A registration statement on Form S-3 (No. 333-67112) has been filed by the Seller with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement may have been amended or supplemented from time to time prior to the date hereof. Any such amendment or supplement was filed with the Commission in accordance with the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and any such amendment has become effective under the Securities Act. The Seller proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a final prospectus supplement dated the date hereof (the "Prospectus Supplement") to the prospectus dated the date hereof, relating to the Notes and the method of distribution thereof. Copies of such registration statements, any amendment or supplement thereto, including the Term Sheet dated November 1, 2002 relating to the Notes (the "Term Sheet") disseminated by the Underwriters, such prospectus and the Prospectus Supplement have been delivered to you. Such registration statements, including exhibits thereto, and the Term Sheet as incorporated by reference therein, and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively. The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied. The Seller filed the Term Sheet on Form 8-K with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within two business days of its dissemination by the Underwriters.

          (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture

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     Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact and, in the case of the Registration Statement and any post-effective amendment thereto, did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; on the Closing Date, the Registration Statement and the Prospectus, as amended or supplemented as of the Closing Date, will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder and neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in the preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act, (ii) that information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters' Information (as defined herein) or (iii) the information contained in the Swap Counterparty's Information (as defined herein). The Indenture has been qualified under the Trust Indenture Act.

          (c) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables.

          (d) The representations and warranties of Harco Leasing in Sections
     3.02 and 3.03 of the Lease Purchase Agreement will be true and correct as of the Closing Date.

          (e) The representations and warranties of the Seller in Section 3.03 of the Purchase Agreement and Section 3.01 of the Pooling Agreement will be true and correct as of the Closing Date.

          (f) The representations and warranties of NFC in Sections 3.01, 3.02 and 3.04 of the Purchase Agreement and of the Servicer in Section 5.01 of the Servicing Agreement will be true and correct as of the Closing Date.

          (g) Each of the Seller and NFC has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement and the execution, delivery and performance by each of the Seller and NFC of this Agreement have been duly authorized by each of the Seller and NFC by all necessary corporate action.

          (h) This Agreement has been duly executed and delivered by NFC and the Seller.

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          (i) When authenticated by the Indenture Trustee in accordance with the
     Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and constitute legal, valid and binding obligations of the Trust enforceable against the Trust, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (j) The execution, delivery and performance of this Agreement and the consummation by each of the Seller and NFC of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of such party, or any indenture, agreement or other instrument to which either such party is a party or by which it is bound, or violate any law or, to either such party's knowledge, any order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or any of its properties; and, except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (k) There are no proceedings or, to either of the Seller's or NFC's knowledge, investigations pending or, to such party's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such party or its properties (i) asserting the invalidity of this Agreement or any of the Notes, (ii) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by this Agreement,
     (iii) seeking any determination or ruling that might materially and adversely affect the performance by such party of its obligations under, or the validity or enforceability of, the Notes or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

          (l) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

          (m) The Seller (i) is not in violation of its certificate of incorporation or by-laws, (ii) is not in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or to which any of the Seller's property or assets is subject or (iii) is not in

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     violation in any respect of any law, order, rule or regulation applicable to the Seller or any of the Seller's property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Seller.

          (n) The Titling Trust Documents, the Lease Purchase Agreement, the Purchase Agreement, the Administration Agreement, the Interest Rate Swap and the Further Transfer and Servicing Agreements conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

          (o) Neither the Trust nor the Seller is an "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended.

          (p) None of NFC, the Seller or anyone acting on its behalf has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act.

          2. Purchase by the Underwriters. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Seller agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Seller, the respective principal amount of the Notes set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to (i) with respect to the Class A-1 Notes,
99.89 % of the principal amount thereof, (ii) with respect to the Class A-2 Notes, 99.83197% of the principal amount thereof, (iii) with respect to the Class A-3a Notes, 99.775% of the principal amount thereof, (iv) with respect to the Class A-3b Notes, 99.76654% of the principal amount thereof, (v) with respect to the Class A-4 Notes, 99.71743% of the principal amount thereof and
(vi) with respect to the Class B Notes, 99.62349% of the principal amount thereof.

          The Seller shall not be obligated to sell or deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

          3. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at the office of Kirkland & Ellis, or at such other place as shall be agreed upon by J.P. Morgan Securities Inc., as representative of the Underwriters (the "Representative") and the Seller, at 9:00 A.M., Chicago time, on November 19, 2002, or at such other date or time, not later than five full business days thereafter, as shall be agreed upon by the Representative and the Seller (such date and time being referred to herein as the "Closing Date"). On the Closing Date, the Seller shall deliver or cause to be delivered to the Representative for the account of each Underwriter the Notes against payment to or upon the order of the Seller of the purchase price in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, each class of the Notes shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interest of the beneficial owners of the Notes will be represented

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by book-entries on the records of DTC and participating members thereof.
Definitive certificates representing the Notes will be available only under limited circumstances.

          4. Further Agreements of the Seller. The Seller agrees with each of the several Underwriters:

          (a) To file the Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b) of the Rules and Regulations within the time period prescribed by such rule and provide evidence satisfactory to the Representative of such timely filing.

          (b) During any period in which a prospectus relating to the Notes is required to be delivered under the Securities Act: to advise the Representative promptly of any proposal to amend the Registration Statement or amend or supplement the Prospectus and not to effect any such amendment or supplementation without the consent of the Representative; to advise the Representative promptly of (i) the effectiveness of any post-effective amendment to the Registration Statement, (ii) any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) the issuance by the Commission of any order preventing or suspending the use of any prospectus relating to the Notes or the initiation or threatening of any proceedings for that purpose and (v) the receipt by the Seller of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time.

          (c) If, during any period in which, in the opinion of counsel to the Underwriters, a prospectus is required by law to be delivered in connection with the sale of Notes, any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative immediately thereof, and to promptly prepare and file with the Commission, subject to paragraph (b) of this Section 4, an amendment or a supplement to the Prospectus such that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading, or such that the Prospectus will comply with the Securities Act.

          (d) To furnish promptly to each of the Representative and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and during the period described in paragraph (c) of

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     this Section 4, to deliver promptly without charge to the Representative such number of the following documents as the Representative may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Titling Trust Documents, the Lease Purchase Agreement, the Purchase Agreement, the Administration Agreement and the Further Transfer and Servicing Agreements) and (ii) any preliminary prospectus supplement, the Term Sheet, the Prospectus and any amendment or supplement thereto.

          (e) During the period described in paragraph (c) of this Section 4, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Seller, or, in the reasonable judgment of the Representative, be required by the Securities Act or requested by the Commission.

          (f) For so long as any of the Notes are outstanding, to furnish to the Underwriters (i) copies of all materials furnished by the Trust to the Noteholders and all reports and financial statements furnished by the Trust to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and (ii) from time to time, such other information concerning Harco Leasing, NFC, the Titling Trust, the Seller and the Trust as the Representative may reasonably request.

          (g) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Seller shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (h) For a period of 30 days from the date of the Prospectus, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of commercial retail notes evidencing loans secured by, or retail leases of, new and used medium and heavy duty trucks, truck chassis, buses and trailers (other than the Notes) without the prior written consent of the Representative.

          (i) For a period from the date of this Agreement until the retirement of the Notes, or until such time as no Underwriter shall maintain a secondary market in the Notes, whichever occurs first, to deliver to you the annual statement of compliance and the annual independent certified public accountants' report furnished to the Owner Trustee and the Indenture Trustee, pursuant to the Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee and the Indenture Trustee, respectively.

          (j) To the extent, if any, that the ratings provided with respect to the Notes by Standard & Poor's Ratings Service ("S&P") and Moody's Investors Service ("Moody's")

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     are conditional upon the furnishing of documents or the taking of any other actions by NFC or the Seller, to furnish such documents and take any such other actions.

          (k) On or prior to each Subsequent Transfer Date, to deliver to the Representative (i) a duly executed Subsequent Transfer Assignment including a schedule of the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, (ii) a copy of the Officer's Certificate delivered to the Indenture Trustee and the Owner Trustee confirming the satisfaction of the conditions specified in Section 2.02(b) of the Pooling Agreement, (iii) a copy of the Opinion of Counsel with respect to the transfer of the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date to be delivered to the Rating Agencies pursuant to Section 2.02(b)(ix) of the Pooling Agreement, (iv) a copy of the written confirmation from a firm of independent nationally recognized certified public accountants to be delivered to the Trust and the Indenture Trustee pursuant to Section 2.02(b)(x) of the Pooling Agreement and (v) a copy of the written confirmation of S&P received by the Seller pursuant to
     Section 2.02(b)(xi) of the Pooling Agreement.

          5. Representation of the Underwriters. Each Underwriter hereby represents and warrants that the Term Sheet constitutes the only "Series Term Sheet" (as such term is defined in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996) and the only "Computational Materials," "ABS Term Sheets," "Structural Term Sheets" or "Collateral Term Sheet" (as such terms are defined in the no-action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. dated May 20, 1994 and to the Public Securities Association dated February 17, 1995) disseminated by it in connection with offering of the Notes contemplated hereunder.

          6. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of NFC and the Seller contained herein, to the accuracy of the statements of NFC or the Seller made in any certificates pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Representative; and the Seller shall have filed the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such rule.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Titling Trust Documents, the Lease Purchase Agreement, the Purchase Agreement, the Administration Agreement, the Interest Rate Swap, the Further Transfer and Servicing Agreements, the Registration Statement and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be reasonably

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     satisfactory in all material respects to counsel for the Underwriters, and the Seller shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c) Kirkland & Ellis shall have furnished to the Representative their written opinions, as counsel to the Seller, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, regarding general corporate matters, enforceability of the Notes, the Titling Trust Documents (other than the Titling Trust Agreement, the Series 2002-B Portfolio Supplement and the Series 2002-B Portfolio Certificate), the Lease Purchase Agreement, the Purchase Agreement, the Administration Agreement, the Interest Rate Swap and the Further Transfer and Servicing Agreements (other than the Trust Agreement), creation and perfection of security interests, securities laws and other matters.

          (d) Kirkland & Ellis shall have furnished to the Representative their written opinion, as counsel to the Seller, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, with respect to with respect to the characterization of the transfer of the Series 2002-B Portfolio Interest and the Series 2002-B Portfolio Certificate by Harco Leasing to NFC pursuant to the Lease Purchase Agreement and the characterization of the transfer of the Receivables and the Related Security with respect to such Receivables by NFC to the Seller pursuant to the Purchase Agreement as a sale, the non-consolidation of the Titling Trust with Harco Leasing or Navistar Financial and the non-consolidation of NFC and the Seller.

          (e) The Representative shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Seller shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

          (f) Pryor, Cashman, Sherman & Flynn shall have furnished to the Representative their written opinion, as counsel to the Owner Trustee, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

          (g) Richards, Layton & Finger shall have furnished to the Representative their written opinion, as counsel to the Titling Trust, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative with respect to the Titling Trust, including the enforceability of the Titling Trust Agreement, the Series 2002-B Portfolio Supplement, the Series 2002-B Portfolio Certificate and the Trust Agreement.

          (h) Richards, Layton & Finger shall have furnished to the Representative their written opinion, as counsel to the Trust, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

          (i) Emmet, Marvin & Martin shall have furnished to the Representative their written opinion, as counsel to the Indenture Trustee, addressed to the Underwriters and

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                                                                              10

     dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

          (j) Pepper Hamilton LLP, counsel to the Delaware Trustee, shall have furnished to the Representative their written opinion, as counsel to the Delaware Trustee, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

          (k) Seward & Kissell, counsel to the Collateral Agent, who shall be reasonably acceptable to the Representative, shall have furnished to the Representative his written opinion, as counsel to the Collateral Agent, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

          (l) Stephen Baum, counsel to JPMorgan Chase Bank, as the party to the Interest Rate Swap shall have furnished to the Representative their written opinion, as counsel to JPMorgan Chase Bank, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative,

          (m) The Representative shall have received a letter dated the date hereof (the "Procedures Letter") from a firm of independent nationally recognized certified public accountants acceptable to the Representative verifying the accuracy of such financial and statistical data contained in the Prospectus as the Representative shall deem advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

          (n) The Representative shall have received certificates, dated the Closing Date, of any two of the Chairman of the Board, the President, any Vice President and the chief financial officer of each of Harco Leasing, NFC and the Seller stating that (A) the representations and warranties of Harco Leasing, NFC or the Seller, as the case may be, contained in this Agreement, the Purchase Agreement, the Titling Trust Documents, the Lease Purchase Agreement, the Administration Agreement and the Further Transfer and Servicing Agreements are true and correct on and as of the Closing Date, (B) Harco Leasing, NFC or the Seller, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and (D) since July 31, 2002, there has been no material adverse change in the financial position or results of operations of Harco Leasing, NFC, the Seller or the Trust or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of Harco Leasing, NFC, the Seller or the Trust except as set forth in or contemplated by the Registration Statement and the Prospectus. Any officer making such certification may rely upon his or her knowledge as to the proceedings pending or threatened.

          (o) The Notes shall have been given a rating by S&P or Moody's that is at least equal to or better than the rating required for such class of Notes as set forth in the Prospectus Supplement.

          (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of NFC on any exchange or in the over-the-counter market shall have been suspended or (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

          (q) The Certificates shall have been delivered to the Seller in accordance with the Trust Agreement.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          7. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Seller prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 6(q) shall have occurred or any of the conditions described in Section 6(o) or 6(p) shall not be satisfied.

          8. Defaulting Underwriters.

          (a) If, any one or more of the Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder on the Closing Date, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the Representative may make arrangements for the purchase of such Notes by other persons satisfactory to the Seller and the Representative, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of the Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of the Notes set forth opposite the names of all the remaining non-defaulting Underwriters in
     Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the aggregate principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Notes which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representative and the Seller do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Seller, except that the Seller will continue to be liable for the payment of expenses to the extent set forth in Sections 9 and 13 and except that the provisions of Sections 10 and 11 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

          (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other underwriters are obligated or agree to purchase the Notes of a defaulting Underwriter, either the Representative or the Seller may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Seller or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Seller agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

          9. Reimbursement of Underwriters' Expenses. If (a) notice shall have been given pursuant to Section 7 terminating the obligations of the Underwriters hereunder, (b) the Seller shall fail to tender the Notes for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, the Seller shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Seller shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Seller shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

          10. Indemnification.

          (a) NFC and the Seller shall, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act (collectively referred to for the purposes of this Section 10 and Section 11 as the Underwriter) against any loss, claim, damage or liability, joint or several, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon
     (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred; provided, however, that neither NFC nor the Seller shall be liable in any such case to the extent that any such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriters' Information; provided, further, that neither NFC nor the Seller shall be liable in any such case to the extent that any such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Prospectus or in any amendment or supplement thereto in reliance upon and in conformity with the Swap Counterparty's Information. The parties acknowledge and agree that the "Swap Counterparty's Information" consists solely of the information under the heading "The Trust Swap - The Swap Counterparty" in the Prospectus Supplement.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Seller, each of its directors, each officer of the Seller who signed the Registration Statement and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act (collectively referred to for the purposes of this Section 10 and Section 11 as the Seller), against any loss, claim, damage or liability, joint or several, to which the Seller may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Seller by or on behalf of such Underwriter specifically for use therein, and shall reimburse the Seller for any legal or other expenses reasonably incurred by the Seller in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred. The parties acknowledge and agree that the written information furnished to the Seller through the Representative by or on behalf of the Underwriters (the "Underwriters' Information") consists solely of the second paragraph of text and the following table, the sixth paragraph of text and the last sentence of the last paragraph of text, each under the caption "Underwriting" in the Prospectus Supplement.

          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
     Section 10 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
     Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ one counsel to represent jointly the Representative and those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against NFC or the Seller under this Section 10 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those Underwriters and controlling persons to be jointly represented by separate counsel because there may be one or more legal defenses available to such parties which are different from or additional to those available to the indemnifying party, and in that event the fees and expenses of such separate counsel shall be paid by NFC or the Seller. Each indemnified party, as a condition of the indemnity agreements contained in Sections 10(a) and 10(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          The obligations of NFC, the Seller and the Underwriters in this
Section 10 and in Section 11 are in addition to any other liability which NFC, the Seller or the Underwriters, as the case may be, may otherwise have.

          11. Contribution. If the indemnification provided for in Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as shall be appropriate to reflect the relative benefits received by NFC and the Seller on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NFC and the Seller on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by NFC and the Seller on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by NFC or the Seller on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          NFC, the Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 11 shall be deemed to include, subject to the limitations on the fees and expenses of separate counsel set forth in Section 10, for purposes of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action in respect thereof. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to indemnify as provided in Section 10 and contribute as provided in this Section 11 are several in proportion to their respective underwriting obligations and not joint.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, NFC, the Seller, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, NFC and the Seller and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. Expenses. The Seller agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing, reproducing and distributing this Agreement, any other underwriting and selling group documents and the Term Sheet by mail, telex or other means of communications; (d) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (e) any fees charged by S&P and Moody's for rating the Notes; (f) all fees and expenses of the Titling Trust General Interest Trustee, the 2002-B Portfolio Interest Trustee, the Collateral Agent, the Owner Trustee and the Indenture Trustee and their respective counsel; and (g) all other costs and expenses incident to the performance of the obligations of the Seller under this Agreement; provided that, except as otherwise provided in this Section 13 and in Section 9, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell, and the expenses of (x) distributing the Prospectus to the Underwriters and the purchasers of the Notes, (y) advertising any offering of the Notes made by the Underwriters and
(z) recording and broadcasting the Bloomberg road show relating to the Notes.

          14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of NFC, the Seller and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any (i) termination or cancellation of this Agreement, (ii) any investigation made by or on behalf of any of them or any person controlling any of them or
(iii) acceptance of and payment for the Notes.

          15. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission and confirmed to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York, 10017, Attention: Brad Dansker;

          (b) if to the Seller, shall be delivered or sent by mail or facsimile transmission and confirmed to the address of the Seller set forth in the Registration Statement, Attention: General Counsel, with a copy to NFC at the address of the Servicer set forth in the Registration Statement,
     Attention: General Counsel;

provided, however, that any notice to an Underwriter pursuant to Section 10(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Seller shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

          16. Definitions of Certain Terms. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

          17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding of the agreement between the Seller and NFC and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                                  Very truly yours,

                                                  NAVISTAR FINANCIAL RETAIL
                                                    RECEIVABLES CORPORATION


                                                  By: /s/ Andrew J. Cederoth
                                                      --------------------------
                                                      Name: Andrew J. Cederoth
                                                      Title: Vice President and
                                                             Treasurer


                                                  NAVISTAR FINANCIAL CORPORATION


                                                  By: /s/ Andrew J. Cederoth
                                                      --------------------------
                                                      Name: Andrew J. Cederoth
                                                      Title: Vice President and
                                                             Treasurer


Accepted:

J.P. MORGAN SECURITIES INC.
For Itself and as Representative
of the Several Underwriters


By: /s/ John Cho
    ----------------------------
    Authorized Signatory
    John Cho
    Vice President

                                   SCHEDULE 1

                                  UNDERWRITERS

-----------------------------------------------------------------------------
                             Banc of     Banc One
             J.P. Morgan     America     Capital       Salomon       Scotia
Principal     Securities   Securities    Markets,       Smith        Capital
  Amount         Inc.          LLC         Inc.      Barney Inc.   (USA) Inc.
-----------------------------------------------------------------------------
Class A-1     32,400,000   32,400,000   32,400,000   32,400,000    32,400,000
Notes
-----------------------------------------------------------------------------
Class A-2     46,000,000   46,000,000   46,000,000   46,000,000    46,000,000
Notes
-----------------------------------------------------------------------------
Class A-3a    43,000,000   43,000,000   43,000,000   43,000,000    43,000,000
Notes
-----------------------------------------------------------------------------
Class A-3b     5,000,000    5,000,000    5,000,000    5,000,000     5,000,000
Notes
-----------------------------------------------------------------------------
Class A-4     36,800,000   36,800,000   36,800,000   36,800,000    36,800,000
Notes
-----------------------------------------------------------------------------
Class B       34,000,000
Notes
-----------------------------------------------------------------------------